As filed with the Securities and Exchange Commission on June 17, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

(Address of Principal Executive Offices) (Zip Code)

FLOTEK INDUSTRIES, INC.

2010 LONG-TERM INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Jesse E. Neyman

Executive Vice President, Finance

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

(Name and address of agent for service)

(713) 849-9911

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.0001 per share	2,000,000 shares	$8.00	$16,000,000	$1,857.60

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares of common stock that may be issued with respect to the securities registered hereunder to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock on The New York Stock Exchange on June 15, 2011.

EXPLANATORY NOTE

On March 3, 2011, Flotek Industries, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-172596) registering 4,000,000 shares of the Company’s common stock, par value $0.0001 per share, under the Flotek Industries, Inc. 2010 Long-Term Incentive Plan (the “Plan”). On May 19, 2011, at the Annual Meeting of Stockholders of the Company, the stockholders approved an amendment to the Plan. The amendment increased by 2,000,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the Plan. The registration statement being filed today registers these additional 2,000,000 shares of common stock issuable under the Plan, as amended.

The second part of this registration statement contains information required in accordance with the requirements of Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan listed on the cover of this registration statement as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference in this registration statement and shall be deemed to be part hereof:

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

(c) our Current Reports on Form 8-K, as filed with the SEC on February 4, 2011, March 2, 2011, April 14, 2011, May 20, 2011, May 25, 2011 and June 9, 2011; and

(d) the description of our common stock, par value $0.0001 per share, contained in our registration statement on Form 8-A, as filed with the SEC on December 26, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

We are incorporated in the state of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).

Furthermore, our Amended and Restated Certificate of Incorporation and Bylaws provide for (i) indemnification of our directors, officers and employees and agents (to the extent deemed appropriate by our board of directors) to the fullest extent permitted by applicable law; (ii) the right of our directors, officers, employees and agents to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition to the fullest extent authorized by applicable law; (iii) the payment or reimbursement of expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) the purchase of insurance by us to protect us and any person who is or was serving as our director, officer, employee or agent.

We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 7.	Exemption from Registration Claimed.

The issuances of the shares of restricted stock being reoffered or resold pursuant to this registration statement were made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Report on Form 10-Q filed on November 9, 2007).

4.2	Certificate of Designations for Series A Cumulative Convertible Preferred Stock dated August 11, 2009 (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Repot on Form 10-Q filed on November 16, 2009).

4.4	Bylaws of Flotek Industries, Inc. (incorporated by reference to Appendix F to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.5	Form of Certificate of Common Stock (incorporated by reference to Appendix E to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.6	Form of Certificate of Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit A to the Certificate of Designations for Series A Cumulative Convertible Preferred Stock filed as Exhibit 3.1 to Flotek Industries, Inc.’s Form 8-K filed on August 17, 2009).

4.7	Base Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.8	First Supplemental Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.9	Form of Global Security (incorporated by reference to Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.10	Form of Exercisable Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.11	Form of Contingent Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.12	Form of Unit Purchase Agreement dated August 11, 2009, among Flotek Industries, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 12, 2009).

4.13	Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.14	First Supplemental Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.15	Form of 5.25% Convertible Senior Secured Note due 2028 (contained in Exhibit A to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.16	Registration Rights Agreement (Notes) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.5 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.17	Registration Rights Agreement (Credit Agreement) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.10 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.18	Flotek Industries, Inc. 2010 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A to Flotek Industries, Inc.’s Definitive Proxy Statement filed on April 18, 2011).

*5.1	Opinion of Andrews Kurth LLP.

*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*23.2	Consent of Hein & Associates, LLP.

*23.3	Consent of UHY LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 17, 2011.

FLOTEK INDUSTRIES, INC.

By:	/s/ Jesse E. Neyman
Name:	Jesse E. Neyman
Title:	Executive Vice President, Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints John W. Chisholm and Jesse E. Neyman, and each of them severally, his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 17, 2011.

Name and Signature	Title

/s/ John W. Chisholm	Chairman and President
John W. Chisholm	(Principal Executive Officer)

/s/ Jesse E. Neyman	Executive Vice President, Finance
Jesse E. Neyman	(Principal Financial Officer)

/s/ Johnna Kokenge	Vice President and Chief Accounting Officer
Johnna Kokenge	(Principal Accounting Officer)

/s/ L. Melvin Cooper	Director
L. Melvin Cooper

/s/ Kenneth T. Hern	Director
Kenneth T. Hern

/s/ L.V. McGuire	Director
L.V. McGuire

/s/ John S. Reiland	Director
John S. Reiland

/s/ Richard O. Wilson	Director
Richard O. Wilson

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Report on Form 10-Q filed on November 9, 2007).

4.2	Certificate of Designations for Series A Cumulative Convertible Preferred Stock dated August 11, 2009 (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Repot on Form 10-Q filed on November 16, 2009).

4.4	Bylaws of Flotek Industries, Inc. (incorporated by reference to Appendix F to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.5	Form of Certificate of Common Stock (incorporated by reference to Appendix E to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.6	Form of Certificate of Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit A to the Certificate of Designations for Series A Cumulative Convertible Preferred Stock filed as Exhibit 3.1 to Flotek Industries, Inc.’s Form 8-K filed on August 17, 2009).

4.7	Base Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.8	First Supplemental Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.9	Form of Global Security (incorporated by reference to Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.10	Form of Exercisable Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.11	Form of Contingent Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.12	Form of Unit Purchase Agreement dated August 11, 2009, among Flotek Industries, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 12, 2009).

4.13	Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.14	First Supplemental Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.15	Form of 5.25% Convertible Senior Secured Note due 2028 (contained in Exhibit A to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.16	Registration Rights Agreement (Notes) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.5 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.17	Registration Rights Agreement (Credit Agreement) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.10 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.18	Flotek Industries, Inc. 2010 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A to Flotek Industries, Inc.’s Definitive Proxy Statement filed on April 18, 2011).

*5.1	Opinion of Andrews Kurth LLP.

*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*23.2	Consent of Hein & Associates, LLP.

*23.3	Consent of UHY LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed herewith.